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                                                                   EXHIBIT 10.21

                                YOUCENTRIC, INC.

                          2000 EQUITY COMPENSATION PLAN


                         ARTICLE I - GENERAL PROVISIONS

         1.1 The Plan is designed for the benefit of the Company to secure and retain the services of Eligible Participants. The Board believes the Plan will promote and increase personal interests in the welfare of the Company by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Company and ordering its continued growth and financial success.

         1.2 Awards under the Plan may be made to Participants in the form of
(i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock, (v) Stock Awards; (vi) Performance Shares and/or (vii) Other Stock-Based Awards.

         1.3 The Plan shall be effective August ____, 2000 (the "Effective Date"). Notwithstanding any other provision of this Plan, any Award granted to a Participant prior to approval of the shareholders of the Company at the Company's 2000 Annual Meeting shall be conditioned upon and subject to such approval.

                            ARTICLE II - DEFINITIONS

         Except where the context otherwise indicates, the following definitions apply:

         2.1 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

         2.2 "Agreement" means the written agreement evidencing an Award granted to the Participant under the Plan.

         2.3 "Award" means an award granted to a Participant under the Plan of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Award, Performance Share, Other Stock-Based Award or of any combination thereof.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

         2.6 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article III.

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         2.7 "Company" means YOUcentric, Inc, a North Carolina corporation, and its successors and assigns.

         2.8 "Disability" means, with respect to any Incentive Stock Option, disability as determined under Code section 22(e)(3), and with respect to any other Award, (i) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

         2.9 "Eligible Participant" means an employee of the Employer (including an officer) as well as any other natural person, including a non-employee member of the Board and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

         2.10 "Employer" means the Company and any entity during any period that it is a "parent corporation" or a "subsidiary corporation" with respect to the Company within the meaning of Code section 424(d). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of "Employer."

         2.11 "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Committee; provided, however, that

                  (a) if the Stock is listed on a national securities exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

                  (b) if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

                  (c) If the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling

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         prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date on which at least 100 shares of Stock were sold.

         The Committee shall determine Fair Market Value in connection with an Incentive Stock Option in accordance with Code section 422 and the rules and regulations thereunder.

         2.12 "Incentive Stock Option" means a Stock Option granted to an Eligible Participant under Article IV of the Plan.

         2.13 "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, is one of the group of "covered employees" as defined in the regulations promulgated or other guidance under Code section 162(m).

         2.14 "Nonqualified Stock Option" means a Stock Option granted to an Eligible Participant under Article V of the Plan.

         2.15 "Option Grant Date" means, as to any Stock Option, the latest of:

                  (a) the date on which the Committee takes action to grant the Stock Option to the Participant;

                  (b) the date the Participant receiving the Stock Option becomes an employee of the Employer, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

                  (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

         2.16 "Participant" means an Eligible Participant to whom an Award has been granted.

         2.17 "Performance Share" means an Award under Article X of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Stock, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.

         2.18 "Plan" means the YOUcentric, Inc. 2000 Equity Compensation Plan, as amended from time to time.

         2.19 "Public Offering" means any underwritten public offering by the Company or its stockholders of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933.

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         2.20 "Restricted Stock" means an Award of Stock under Article VIII of the Plan, which Stock is issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to sell, transfer, pledge or assign such Stock, to vote such Stock, and/or to receive any cash dividends with respect to such Stock, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         2.21 "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

         2.22 "Retirement" means retirement from active employment with the Employer, as determined by the Committee.

         2.23 "Stock" means the common stock of the Company, as it may be adjusted pursuant to the provisions of Plan section 3.10.

         2.24 "Stock Appreciation Right" means an Award granted under Article VI which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.

         2.25 "Stock Award" means as Award of Stock granted in payment of compensation pursuant to Article IX of the Plan.

         2.26 "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option. A Stock Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

         2.27 "Termination of Employment" means, with respect to a Participant, the discontinuance of the Participant's service relationship with the Employer, including but not limited to service as an employee of the Employer, as a non-employee member of the board of directors of any entity constituting the Employer, or as a consultant or advisor to the Employer who otherwise constitutes an Eligible Participant. Except to the extent provided otherwise in an Agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the capacity in which the Participant provides service to the Employer changes (for example, a change from consultant status to Employee status) or if the Participant transfers among the various entities constituting the Employer, so long as there is no interruption in the provision of service by the Participant to the Employer. The determination of whether a Participant has incurred a Termination of Employment shall be made by the Committee in its discretion. A Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Employer of 90 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract.) In the event a Participant's leave of absence exceeds this period, he will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period. Notwithstanding the foregoing, the determination of whether a Termination of Employment has occurred with respect to an Incentive Stock Option shall be made consistent with Code section 422.

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                          ARTICLE III - ADMINISTRATION

         3.1 This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with rule 16b-3 under the Act, Code section 162(m) or any other law or for any other purpose. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee. To the extent that a Committee has not otherwise been appointed, references to the "Committee" herein shall mean the Board.

         3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

         3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Stock Options, Stock Appreciation Rights, Stock Awards or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their estates and beneficiaries.

         3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

         3.5 Subject to adjustment as provided in Plan section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Awards under the Plan is three million seven hundred fifty thousand (3,750,000). Such shares of Stock shall be made available from shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

                  (a) If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Appreciation Right, Stock Award or Performance Shares, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to Award under the Plan. If the exercise price and/or withholding obligation under a Stock Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the shares of Stock so tendered

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         shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

                  (b) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.

                  (c) To the extent a Stock Appreciation Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock, whether or not Restricted Stock, the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to Awards under the Plan, and may again be available for Award under the Plan.

         3.6 Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

         3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

                  (a) the listing of such shares on any stock exchange on which the Stock may then be listed or the admission of such shares to quotation on NASDAQ or other comparable quotation system; and

                  (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

         3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

         3.9 Subject to the restrictions on Restricted Stock, as provided in
Article VIII of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Stock Option, Stock Appreciation Right, Stock Award, Performance Share or Other Stock-Based Award shall have any right as a shareholder with respect to any shares of Stock covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

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         3.10 If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

                  (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Plan section 3.5;

                  (b) the number and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

                  (c) the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Appreciation Rights; and

                  (d) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an incentive stock option within the meaning of Code section 422.

         3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         3.13 The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting

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principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

         3.14 All outstanding Awards to any Participant may be canceled if:

                  (a) the Participant, without the consent of the Committee, during his or her service relationship with the Employer or after termination of such relationship, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Employer or with any business in which the Employer has a substantial interest as determined by the Committee; or

                  (b) is terminated for cause as determined by the Committee.

         3.15 Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         3.16 In connection with any Public Offering, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock acquired under the Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the Public Offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed the period for which securities owned by the Chief Executive Officer of the Company are subject to the same restrictions. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Stock acquired under the Plan shall be immediately subject to the Market Stand-Off, to the same extent the Stock acquired under the Plan is at such time covered by such provisions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer restrictions with respect to the Stock acquired under the Plan until the end of the applicable stand-off period.

         3.17 At all times when the Committee determines that compliance with Code section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article XII, make any adjustments it deems appropriate.

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                      ARTICLE IV - INCENTIVE STOCK OPTIONS

         4.1 Each provision of this Article IV and of each Incentive Stock Option granted under the Plan shall be construed in accordance with the provisions of Code section 422, and any provision hereof that cannot be so construed shall be disregarded.

         4.2 Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Employer, and to individuals to whom grants are conditioned upon active employment, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date through the date which is ten (10) years following the Effective Date, subject to the following conditions:

                  (a) The Incentive Stock Option exercise price per share of Stock shall be set in the Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. If the Eligible Participant owns more than 10% of the outstanding Stock (as determined pursuant to Code section 424(d)) on the Option Grant Date, the Incentive Stock Option exercise price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date; provided, however, that if an Incentive Stock Option is granted to such an Eligible Participant at an exercise price per share that is less than 110% of Fair Market Value of the stock on the Option Grant Date, such Option shall be deemed a Nonqualified Stock Option.

                  (b) The Incentive Stock Option and its related Stock Appreciation Right, if any, may be exercised in whole or in part from time to time within ten (10) years from the Option Grant Date (five (5) years if the Eligible Participant owns more than 10% of the Stock on the Option Grant Date), or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and any related Stock Appreciation Right shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Incentive Stock Option Agreement or related Stock Appreciation Right agreement, which period shall in no event exceed three months unless:

                           (i) employment shall have terminated as a result of
                  death or Disability, in which event such period shall not exceed one year after the date of death or Disability; or

                           (ii) death shall have occurred following a
                  Termination of Employment and while the Incentive Stock Option or Stock Appreciation Right was still exercisable, in which event such period shall not exceed one year after the date of death;

         provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option and/or Stock Appreciation Right.

                  (c) To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which incentive stock options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or any other plan of the Company and its parent and subsidiary corporations (within the meaning

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         of Code sections 424(e) and 424(f), respectively)), by Participant exceeds $100,000, such Incentive Stock Options granted under the Plan shall be treated as Nonqualified Stock Options granted under Article V.

                  (d) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Code section 422, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

                  (e) The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Option Awards shall be the total number of shares specified in section 3.5.

         4.3 To the extent an Incentive Stock Option fails to meet the requirements of Code section 422, it shall be deemed a Nonqualified Stock Option.

         4.4 If the Incentive Stock Option Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                     ARTICLE V - NONQUALIFIED STOCK OPTIONS

         5.1 Nonqualified Stock Options may be granted to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, subject to the terms and conditions set forth in this Article V.

         5.2 The Nonqualified Stock Option exercise price per share of Stock shall be established in the Agreement and may be more than, equal to or less than 100% of the Fair Market Value at the time of the grant.

         5.3 A Nonqualified Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee in the Agreement; provided, that, in any event, the Nonqualified Stock Option and related Stock Appreciation Right shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Nonqualified Stock Option Agreement or related Stock Appreciation Right Agreement, provided, that such period following a Termination of Employment shall in no event extend the original exercise period of the Nonqualified Stock Option or Stock Appreciation Right.

         5.4 The Nonqualified Stock Option Agreement may include any other terms and conditions not inconsistent with this Article V or Article VII, as determined by the Committee.

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                     ARTICLE VI - STOCK APPRECIATION RIGHTS

         6.1 A Stock Appreciation Right may be granted to an Eligible Participant in connection with a Stock Option granted under Article IV or
Article V of this Plan or may be granted independent of any Stock Option.

         6.2 A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the Stock Appreciation Right and receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Stock exceeds the exercise price, times the number of shares of Stock with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right granted in connection with a Stock Option shall entitle the holder of the related Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

         6.3 Each Stock Appreciation Right granted hereunder in connection with a Stock Option shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of Stock Appreciation Rights related to Incentive Stock Options must be concurrent with the grant of the Incentive Stock Options. With respect to Nonqualified Stock Options, the grant either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed.

         6.4 The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

         6.5 The Committee shall have sole discretion as to the timing of any payment made in cash or Stock, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

         6.6 Upon exercise of a Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

         6.7 Notwithstanding any other provision of the Plan, the exercise of a Stock Appreciation Right is required to satisfy any applicable requirements under Rule 16b-3 of the Act.

                    ARTICLE VII - INCIDENTS OF STOCK OPTIONS
                          AND STOCK APPRECIATION RIGHTS

         7.1 Each Stock Option and Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment or other service as consideration for the grant or exercise of such Stock Option or Stock Appreciation Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

         7.2 On and after the date on which Code section 162(m) becomes applicable to the Plan, the maximum number of shares of Stock that may be subject to Stock Options and Stock Appreciation Rights granted to any one individual during any calendar year shall be 250,000 shares; provided, however, that this maximum shall be 1,000,000 shares for the calendar year in which an individual first becomes an employee of the Employer.

         7.3 Except as provided below, each Stock Option and Stock Appreciation Right shall not be transferable by the Participant other than by will or by the laws of descent and distribution or, to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or in the event of his death or Disability, by his guardian or legal representative; provided, however, that a Nonqualified Stock Option or Stock Appreciation Right may be transferred and exercised by the transferee to the extent determined by the Committee to be consistent with securities and other applicable laws, rules and regulations and with Company policy.

         7.4 Shares of Stock purchased upon exercise of a Stock Option or Stock Appreciation Right shall be paid for at the time of exercise (or, in case of an exercise pursuant to a cashless exercise mechanism described below, as soon as practicable after such exercise) in cash or by tendering (either by actual delivery or by attestation) shares of Stock held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, having an aggregate Fair Market Value equal to the amount of cash that would otherwise be required to pay the full option price or by authorizing a third party to sell a portion of the shares acquired upon exercise of the Stock Option or Stock Appreciation Right and remit to the Employer a sufficient portion of the sales proceeds to pay the full option price any tax withholding resulting from such exercise or by any combination of these methods, subject to any limitations set forth in the corresponding Agreement.

         7.5 Unless expressly provided otherwise in an Agreement or by the Committee, no dividends shall be paid on shares of Stock subject to unexercised Stock Options or Stock Appreciation Rights. However, the Committee may provide in an Agreement or otherwise that a Participant has the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to a Stock Option or Stock Appreciation Right (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions, and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. Any such Stock issued, whether delivered or contingently credited, shall be charged against the limitations set forth in Plan section 3.5.

         7.6 The Committee may permit the voluntary surrender of all or a portion of any Stock Option or Stock Appreciation Right granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option or Stock Appreciation Right for the same or a different number of shares of Stock as the Stock Option or Stock Appreciation Right surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option or Stock Appreciation Right to such Participant. Subject to the provisions of the Plan, such new Stock Option or Stock Appreciation Right shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option or Stock Appreciation Right is granted. Upon surrender, the Stock Options or Stock Appreciation Rights surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Awards under this Plan.

                         ARTICLE VIII - RESTRICTED STOCK

         8.1 Restricted Stock Awards may be made to Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

         8.2 With respect to Awards of Restricted Stock, the Committee shall:

                  (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

                  (b) determine the length of the Restriction Period;

                  (c) determine any restrictions applicable to the Restricted Stock such as service or performance;

                  (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

                  (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or paid to the Company for the account of the Participant.

         8.3 Notwithstanding Section 3.6 of the Plan, a Restricted Stock Award must be accepted within a period of 60 days, or such other period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

         8.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Agreement, if a Participant terminates employment or other service relationship with the Employer for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

         8.5 Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

         8.6 To the extent not otherwise provided in a Restricted Stock Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee may in its discretion elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

         8.7 In the event of hardship or other special circumstances of a Participant whose employment or other service relationship with the Employer is involuntarily terminated, the Committee may in its discretion elect to waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

         8.8 Upon an Award of Restricted Stock to a Participant, one or more stock certificates representing the shares of Restricted Stock shall be registered in the Participant's name. Such certificates may either:

                  (a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock; and/or

                  (b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

         8.9 Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts.

         8.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

         8.11 In order to better ensure that Award payments actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                            ARTICLE IX - STOCK AWARDS

         9.1 A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

         9.2 For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

         9.3 Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock, as adjusted under Section 3.10, if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted.

         9.4 A Stock Award shall be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Agreement in such form as the Committee shall determine.

                         ARTICLE X - PERFORMANCE SHARES

         10.1 Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

         10.2 With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:

                  (a) determine and designate from time to time those Participants to whom Awards of Performance Shares are to be granted;

                  (b) determine the number of Performance Shares to be granted to a Participant;

                  (b) determine the performance period and/or performance objectives pursuant to which Performance Shares may be earned;

                  (c) determine the form of settlement of a Performance Share;
         and

                  (d) generally determine the terms and conditions of each such Award.

At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.11.

         10.3 The Committee may designate whether any Performance Share is intended to be "performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything herein to the contrary, any such Award shall be conditioned on achievement of one or more performance measures selected by the Committee from among the following: earnings, earnings per share, revenues, revenue growth, gross margin, market value added, economic value added, EBIT, EBITDA, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The grant of such Awards and the establishment of the performance measures shall be made during the specified performance period, which shall meet the requirements of Code section 162(m). On and after the date on which Code section 162(m) becomes applicable to the Plan, no more than 250,000 Performance Shares may be earned by any Participant in any calendar year.

         10.4 Performance periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different performance periods are prescribed.

         10.5 The Committee shall determine the performance objectives of Awards of Performance Shares. Performance objectives may vary from Participant to Participant and between Awards and, except as provided in Section 10.3 above, shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including for example, but not limited to, minimum earnings per share or return on equity. If during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance objectives during such period, the Committee may revise such performance objectives.

         10.6 If a Participant terminates service with the Employer during a performance period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the performance period based upon the extent to which the performance objectives were satisfied at the end of such period and pro rated for the portion of the performance period during which the Participant was in service with the Employer; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Employer during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to that performance period unless the Committee shall otherwise determine.

         10.7 Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant performance period.

         10.8 The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

                      ARTICLE XI - OTHER STOCK-BASED AWARDS

         11.1 Other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         11.2 Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

                  (a) Subject to the provisions of this Plan and the applicable Agreement, shares of Stock subject to Other Stock-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (b) Subject to the provisions of this Plan and the applicable Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                  (c) Any Other Stock-Based Award and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the applicable Agreement, as determined by the Committee, in its sole discretion.

                  (d) Upon the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder, if any, with respect to any or all of an Other Stock-Based Award.

                  (e) Each Other Stock-Based Award shall be evidenced by, and subject to the terms of, an Agreement.

                  (f) Stock, including securities convertible into Stock, issued on a bonus basis under this Article XI may be issued for no cash consideration.

         11.3 The Committee may designate whether any Other Stock-Based Award is intended to be "performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything herein to the contrary, any such Award shall be conditioned on achievement of one or more performance measures selected by the Committee from among the following: earnings, earnings per share, revenues, revenue growth, gross margin, market value added, economic value added, EBIT, EBITDA, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The grant of such Awards and the establishment of the performance measures shall be made during the specified performance period, which shall meet the requirements of Code section 162(m). On and after the date on which Code section 162(m) becomes applicable to the Plan, no more than 250,000 shares of Stock may be earned by any Participant in any calendar year.

         11.4 Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

                  (a) The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

                  (b) Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the applicable Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof.

                  (c) The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

                     ARTICLE XII - AMENDMENT AND TERMINATION

         12.1 The Board at any time and from time to time, may amend or terminate the Plan. To the extent required by Code section 422 and/or the rules of the exchange upon which the Stock is traded or other applicable law, no amendment, without approval by the Company's shareholders, shall:

                  (a) alter the group of persons eligible to participate in the Plan;

                  (b) except as provided in Plan section 3.10, increase the maximum number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan;

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

                  (c) extend the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the Effective Date.

                  (d) limit or restrict the powers of the Committee with respect to the administration of this Plan;

                  (e) change the definition of an Eligible Participant for the purpose of Incentive Stock Options or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

                  (f) materially increase the benefits accruing to Participants under this Plan; or

                  (g) change any of the provisions of this Article XII.

         12.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award previously granted to such Participant under this Plan; provided, however, the Committee retains the right and power to treat any outstanding Incentive Stock Option as a Nonqualified Stock Option in accordance with Plan section 4.3.

         12.3 Notwithstanding anything herein to the contrary, if the right to receive or benefit from any Award, either alone or together with payments that a Participant has the right to receive from the Company, would constitute a "parachute payment" under Code section 280G, all such payments may be reduced, in the discretion of the Committee, to the largest amount that will avoid an excise tax to the Participant under Code section 280G.

                     ARTICLE XIII - MISCELLANEOUS PROVISIONS

         13.1 Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

         13.2 The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award or the exercise thereof, including, but not limited to, withholding the payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Employer for the amount the Employer is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan in order to withhold or reimburse itself for the amount it is required to so withhold. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction. Any such method of satisfying the withholding obligation must satisfy any applicable requirements of rule 16b-3 under the Act.

         13.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Act section 16(b).

         13.4 The terms of the Plan shall be binding upon the Company, and its successors and assigns.

         13.5 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards under the Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

         13.6 Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof.

         13.7 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

         13.8 Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

         IN WITNESS WHEREOF, this Plan is executed this the ____ day of August, 2000.

                                           YOUCENTRIC, INC.


ATTEST:                                    By:_______________________________
                                               Authorized Officer
(Corporate Seal)

---------------------------------
Secretary

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